Exhibit 10.1


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of August 16, 2005 (the "Effective Date") by and between GlobalNet Corporation a Nevada corporation, with an office located at 2616 South Loop West, Suite 660, Houston, TX 77054 (the "Company") and Thomas Dunn, an individual with an address 2616 South Loop West, Suite 660, Houston, TX 77054 ("Dunn").

WHEREAS,  the  Company  provides  enhanced   telecommunication   services  using
voice-over-internet technology; and

WHEREAS, Dunn has had financial and accounting experience in various industries, including telecommunications; and

WHEREAS, the Company desires to retain the services of Dunn; and

WHEREAS, Dunn is willing to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


1. Employment. Dunn is hereby employed and engaged to serve the Company as the Chief Financial Officer of the Company, or such additional titles as the Company shall specify from time to time, and Dunn does hereby accept, and Dunn hereby agrees to such engagement and employment.

2. Duties. Dunn shall be responsible for the overall corporate finance of the Company, including compliance with accurate and timely SEC reporting requirements. In addition, Dunn's duties shall be such duties and responsibilities as the Company shall specify from time to time, and shall entail those duties customarily performed by the Chief Financial Officer of a company with a sales volume and number of employees commensurate with those of the Company. Dunn shall have such authority, discretion, power and responsibility, and shall be entitled to office, secretarial and other facilities and conditions of employment, as are customary or appropriate to his position. Dunn shall diligently and faithfully execute and perform such duties and responsibilities, subject to the general supervision and control of the Company's Chief Executive Officer. Dunn shall be responsible and report only to the Company's Chief Executive Officer. Dunn shall devote his full-time attention, energy, and skill during normal business hours to the business and affairs of the Company.

Nothing in this Agreement shall preclude Dunn from devoting reasonable periods required for:

      (a) serving as a director, officer or member of a committee of any organization or corporation involving no conflict of interest with the interests of the Company;

      (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of the Company), to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

      (c) managing his personal investments or engaging in any other non-competing business; provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement as determined by the Company.

3. Best Efforts of Dunn. During his employment hereunder, Dunn shall, subject to the direction and supervision of the Company's Chief Executive Officer, devote his full business time, best efforts, business judgment, skill, and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder. Notwithstanding the foregoing, nothing herein shall be construed as preventing Dunn from investing his assets in any business.


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4. Employment Term. Unless terminated  pursuant to Section 12 of this Agreement, the term of this Agreement shall commence as of the Effective Date of this Agreement and shall continue for a term of Twelve (12) months (the "Initial Term"), and shall be automatically renewed for successive one (1) year terms (the "Renewal Term") unless a party hereto delivers to the other party written notice of such party's intention not to renew at least thirty (30) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be. (the terms "Initial Term" and "Renewal Term" will collectively hereinafter be referred to as the "Employment Term").

5. Compensation of Dunn.

(a) Base Compensation. As compensation for the services provided by Dunn under this Agreement, the Company shall pay Dunn an annual salary of One-Hundred Thirty Two Thousand Dollars ($132,000) during the Employment Term. Upon each subsequent one (1) year renewal of Dunn's employment in accordance with Section 4, the Company shall increase Dunn's annual salary by ten percent (10%). The compensation of Dunn under this Section shall be paid in accordance with the Company's usual payroll procedures.

(b) Bonus. In addition to the above base compensation, Dunn shall be eligible to receive an annual bonus determined by the Chief Executive Officer based on the performance of the Company.

(c) Stock and Stock Options. Dunn shall also be eligible to receive shares of the Company's authorized stock and options to purchase shares of the Company's authorized stock from time to time as determined by the Board of Directors. It is anticipated that the Company will develop an equity incentive for Dunn, commensurate with the office held, within ninety (90) days of the Effective Date.

(d) SEC Filing Bonus. If the Company's SEC reporting requirements are deemed to be current by December 31, 2005, Dunn shall receive an additional one -time bonus of $45,000. The Company also agrees to enter into a new contractual arrangement that will supercede and replace this Agreement upon approval of Dunn and the Company. The Company and Dunn recognize that certain events, outside of either's control, may delay filing beyond December 31, 2005. In such event, the Company agrees in good faith to evaluate the appropriate bonus earned by Dunn, giving due consideration to all events, circumstances and efforts. The Company agrees that all necessary and reasonable resources shall be provided to Dunn to accomplish the filing objectives.


6. Benefits. Dunn shall also be entitled to participate in any and all Company benefit plans, from time to time, in effect for employees of the Company. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

7. Vacation, Sick Leave and Holidays. Dunn shall be entitled to three (3) weeks of paid vacation, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, Dunn shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

8. Business Expenses. The Company shall promptly reimburse Dunn for all reasonable out-of-pocket business expenses incurred in performing Dunn's duties and responsibilities hereunder in accordance with the Company's policies, provided Dunn promptly furnishes to the Company adequate records of each such business expense.

9. Location of Dunn's Activities. Dunn's principal place of business in the performance of his duties and obligations under this Agreement shall be at a place to be determined by the Chief Executive Officer. Notwithstanding the preceding sentence, Dunn will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

10. Confidentiality. Dunn recognizes that the Company has and will have business affairs, products, future plans, trade secrets, customer lists, and other vital information (collectively "Confidential Information") that are valuable assets of the Company. Dunn agrees that he shall not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Confidential Information to any third party without the prior written consent of the Company's board of directors. Dunn will protect the Confidential Information and treat it as strictly confidential.


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11.  Non-Competition.  Dunn  acknowledges  that he has  gained,  and  will  gain extensive knowledge in the business conducted by the Company and has had, and will have, extensive contacts with customers of the Company. Accordingly, Dunn agrees that he shall not compete directly or indirectly with the Company, either during the Employment Term or during a three month period immediately after the termination of Dunn's employment under Section 12 and shall not, during such period, make public statements in derogation of the Company. For the purposes of this Section 11, competing directly or indirectly with the Company shall mean
engaging,   directly  or  indirectly,  as  principal  owner,  officer,  partner, consultant, advisor, or otherwise, either alone or in association with others, in the operation of any entity engaged in a business similar to that of the Company's.

12. Termination. Notwithstanding any other provisions hereof to the contrary, Dunn's employment hereunder shall terminate under the following circumstances:

      (a) Voluntary Termination by Dunn. Dunn shall have the right to voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term with a thirty (30) day written notice to the Company.

      (b) Voluntary Termination by the Company. The Company shall have the right to voluntarily terminate this Agreement and Dunn's employment with a thirty (30) day written notice. Termination of Dunn's employment pursuant to this Section 12(b) shall not be effective unless the Company shall have first given Dunn a written notice thereof at least thirty (30) days. In the event of: (1) a Change of Control of the Company, defined as a change in either voting control of the Company's common stock, or a change of more than 50% of the Company's Board of Directors, or (2) the replacement of the Chief Executive Officer (collectively, the "Special Events"), then, the required written notice shall increase to ninety (90) days.

      (c) Termination for Cause. The Company shall have the right to terminate this Agreement and Dunn's employment hereunder at any time for cause. As used in this Agreement, "cause" shall mean refusal by Dunn to implement or adhere to lawful policies or directives of the Company's board of directors, breach of this Agreement, Dunn's conviction of a felony, other conduct of a criminal nature that may have a material adverse impact on the Company's reputation, breach of fiduciary duty or the criminal misappropriation by Dunn of funds from or resources of the Company. Cause shall not be deemed to exist unless the Company shall have first given Dunn a written notice thereof specifying in reasonable detail the facts and circumstances alleged to constitute "cause" and thirty (30) days after such notice such conduct has, or such circumstances have, as the case may be, not entirely ceased and not been entirely remedied.

      (d) Termination Upon Death or for Disability. This Agreement and Dunn's employment hereunder, shall automatically terminate upon Dunn's death or upon written notice to Dunn and certification of Dunn's disability by a qualified physician or a panel of qualified physicians if Dunn becomes disabled beyond a period of twelve (12) months and is unable to perform the duties contained in this Agreement.

(e) Effect of Termination. In the event that this Agreement and Dunn's employment is voluntarily terminated by Dunn pursuant to Section 12(a), or in the event the Company voluntarily terminates this Agreement pursuant to Section 12(b) or for cause pursuant to Section 12(c), all obligations of the Company and all duties, responsibilities and obligations of Dunn under this Agreement shall cease. Upon such termination, the Company shall (i) pay Dunn a cash lump sum equal to (x) all accrued base salary through the date of termination plus all accrued vacation pay and bonuses, if any, plus (y) as severance compensation, an amount equal to one (1) month of Dunn's base salary (at the highest rate in effect during the Employment Term of this Agreement), or three (3) months should the Special Events occur during the Employment Term of this Agreement; and (ii) provide, at the Company's expense, coverage to Dunn under the life, accident and disability insurance policies available to the senior management executives of the Company and to Dunn and his dependents under the health, dental and vision insurance plans available to the Company's senior management executives and their dependents or, in the event any of such life, accident, disability, health, dental or vision insurance are not continued or Dunn is not eligible for coverage thereunder due to his termination of employment, the Company shall pay for the premiums for equivalent coverage, in any event, for a period of two (2) months (three months, should the Special Events occur during the Employment Term of this Agreement) after the date of termination. In the event this Agreement is terminated upon the death or disability of Dunn pursuant to Section 12(d), Dunn shall be entitled to all compensation pursuant to Section 5 for the period between the effective termination date to the end of the Employment Term pursuant to Section 4. Payment will be made to Dunn or Dunn's appointed trustee.

13. Resignation as Officer. In the event that Dunn's employment with the Company is terminated for any reason whatsoever, Dunn agrees to immediately resign as an Officer and/or Director of the Company and any related entities. For the purposes of this Section 13, the term the "Company" shall be deemed to include subsidiaries, parents, and affiliates of the Company.


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14. Governing Law,  Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any applicable conflicts of law provisions.

15. Business Opportunities. During the Employment Term Dunn agrees to bring to the attention of the Company's board of directors all written business proposals that come to Dunn's attention and all business or investment opportunities of whatever nature that are created or devised by Dunn and that relate to areas in which the Company conducts business and might reasonably be expected to be of interest to the Company or any of its subsidiaries.

16. Employee's Representations and Warranties. Dunn hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede Dunn from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement. Dunn hereby agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and agents harmless in connection with the representations and warranties made by Dunn in this Section 16.

17. Indemnification.

      (a) The Company agrees that if Dunn is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Dunn's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Dunn shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Texas, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Dunn in connection therewith, and such indemnification shall continue as to Dunn even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of Dunn's heirs, executors and administrators. The Company shall advance to Dunn to the extent permitted by law all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by Dunn to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

      (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Dunn that indemnification of Dunn is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that Dunn has not met such applicable standard of conduct, shall create a presumption that Dunn has not met the applicable standard of conduct.


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      (c)   The  Company  agrees to  continue  and  maintain  a  directors'  and officers' liability insurance policy covering Dunn to the extent the Company provides such coverage for its other executive officers.

      (d) Promptly after receipt by Dunn of notice of any claim or the commencement of any action or proceeding with respect to which Dunn is entitled to indemnity hereunder, Dunn shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such action or proceeding, (ii) employ counsel reasonably satisfactory to Dunn, and (iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, Dunn shall be entitled to employ counsel separate from counsel for the Company and from any other party in such action if Dunn reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel for Dunn shall be paid by the Company to the extent permitted by law.

      (e) After the termination of this Agreement and upon the request of Dunn, the Company agrees to reimburse Dunn for all reasonable travel, legal and other out-of-pocket expenses related to assisting the Company to prepare for or defend against any action, suit, proceeding or claim brought or threatened to be brought against the Company or to prepare for or institute any action, suit, proceeding or claim to be brought or threatened to be brought against a third party arising out of or based upon the transactions contemplated herein and in providing evidence, producing documents or otherwise participating in any such action, suit, proceeding or claim. In the event Dunn is required to appear after termination of this Agreement at a judicial or regulatory hearing in connection with Dunn's employment hereunder, or Dunn's role in connection therewith, the Company agrees to pay Dunn a sum, to be mutually agreed upon by Dunn and the Company, per diem for each day of his appearance and each day of preparation therefor.

18. Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile or sent by United States mail to the address below or such other address or addresses as such party may hereafter designate in writing to the other party as herein provided.

Company:                                       Dunn:
GlobalNet Corporation                          c/o GlobalNet Corporation
2616 South Loop West, Suite 660                2616 South  Loop West,  Suite 660
Houston, TX 77054                              Houston, TX 77054

19. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties. This Agreement is for the unique personal services of Dunn and is not assignable or delegable, in whole or in part, by Dunn. This Agreement may be assigned or delegated, in whole or in part, by the Company and, in such case, shall be assumed by and become binding upon the person, firm, company, corporation or business organization or entity to which this Agreement is assigned. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

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IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

GlobalNet Corporation                           Thomas Dunn:


By:
   -------------------------                    ----------------------------

Name:                                           Thomas Dunn

Title:


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